UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2017

RETAILMENOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36005	26-0159761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

301 Congress Avenue, Suite 700

Austin, Texas 78701

(Address of principal executive offices, including zip code)

(512) 777-2970

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934.   ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Mr. Jeffrey M. Crowe, a former member of RetailMeNot, Inc.’s (the “Company’s”) Board of Directors (the “Board”) and Audit Committee, declined to stand for reelection at the Company’s annual meeting of stockholders held on April 27, 2017 in order to pursue other opportunities. Because Mr. Crowe’s term as a director expired on April 27, 2017, and because he did not stand for reelection, Mr. Crowe’s departure resulted in the Company’s Audit Committee being composed of only two independent directors. NASDAQ Global Select Market LLC (“Nasdaq”) audit committee composition requirements as set forth in Listing Rule 5605(c)(2)(A) require the Company’s Audit Committee to be composed of at least three independent directors.

On May 4, 2017, the Company notified Nasdaq of its noncompliance with the listing rule described above, which notification also specified the Company’s reliance on the cure period provided by NASDAQ Listing Rule 5605(c)(4).

On May 8, 2017, the Company received correspondence from the Nasdaq noting that the Company was no longer in compliance with Nasdaq’s audit committee composition requirements as set forth in Listing Rule 5605(c)(2)(A) (the “Notice”). The Notice also stated, among other things, that, pursuant to Listing Rule 5605(c)(4), the Company is entitled to a cure period to reestablish compliance with Listing Rule 5605(c)(2)(A), which cure period will expire upon (i) the earlier of either the date of the Company’s next annual shareholders’ meeting or April 27, 2018, or (ii) if the next annual shareholders’ meeting is held before October 24, 2017, no later than October 24, 2017.

On April 10, 2017, the Company entered into an Agreement and Plan of Merger, or Merger Agreement, with Harland Clarke Holdings Corp., or HCH, pursuant to which HCH has agreed to acquire all issued and outstanding shares of the Company’s Series 1 common stock at a purchase price of $11.60 per share (the “Merger”) through a tender offer and second step merger process. Assuming timely satisfaction of all closing conditions set forth in the Merger Agreement, and upon consummation of the Merger, the Company will become privately held. Given the pendency of the Merger, the Company is not actively working to fill the vacancy on its Audit Committee left by Mr. Crowe’s departure. However, the Company would expect to be compliant with the audit committee composition requirements under Listing Rule 5605(c)(2)(A), to the extent they remain applicable, by or before the end of the cure period described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAILMENOT, INC.

Date: May 10, 2017	/s/ Jonathan B. Kaplan
Chief Legal Officer, General Counsel and Secretary